EXHIBIT 99.1

Media Contact:

Steve Sturgeon

QLogic Corporation

858.472.5669

steve.sturgeon@qlogic.com

Investor Contact:

Doug Naylor

QLogic Corporation

949.542.1330

doug.naylor@qlogic.com

QLogic Completes Acquisition of Certain Ethernet

Controller-Related Assets from Broadcom

QLogic Also Announces Related Restructuring Plan

ALISO VIEJO, Calif. March 13, 2014 – QLogic Corporation (NASDAQ: QLGC), a leading supplier of high performance network infrastructure solutions, today announced it has completed the acquisition of the 10/40/100Gb Ethernet controller-related assets from Broadcom, pursuant to the definitive agreement that was previously announced on February 18, 2014. Under the terms of the agreement, QLogic paid approximately $147 million. In addition, QLogic entered into a license agreement that will cover its Fibre Channel products and made a one-time payment of $62 million.

QLogic announced today that it is also implementing a restructuring plan designed to consolidate its product roadmap in connection with the completion of the Broadcom transaction. The restructuring plan includes a workforce reduction primarily associated with the consolidation of its engineering activities and is expected to be substantially completed within the next three months. In connection with these restructuring activities, the company expects to incur pre-tax GAAP charges between $13 million and $16 million, the majority of which are expected to be recorded in the fourth quarter of its fiscal year ending March 30, 2014.

QLogic is also reaffirming its previously provided fourth quarter financial guidance. QLogic will discuss the financial impact of the transaction during its fourth quarter earnings call. Further, as previously disclosed, the company expects the acquisition to be accretive to revenue and non-GAAP earnings in the first quarter and for the full year of fiscal 2015.

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QLogic – the Ultimate in Performance

QLogic (NASDAQ: QLGC) is a global leader and technology innovator in high performance server and storage networking connectivity products. Leading OEMs and channel partners worldwide rely on QLogic for their server and storage networking solutions. For more information, visit www.qlogic.com.

Disclaimer – Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business and market trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on QLogic’s current expectations, estimates and projections about its industry and business, management’s beliefs, and certain assumptions made by QLogic, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, the company’s estimates with respect to the timing and amount of the pre-tax GAAP charges it will record in connection with the implementation of its restructuring plan, the company’s reaffirmation of its fourth quarter financial guidance, and the company’s expectation that the acquisition will be accretive to revenue and non-GAAP earnings in the first quarter and for the full year of fiscal 2015. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: the risk inherent in the purchase of technologies and businesses, including unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, and unanticipated costs associated with the transition services to be provided by Broadcom to QLogic in connection with the transaction; unfavorable economic conditions; potential fluctuations in operating results; gross margins that may vary over time; the company’s dependence on the networking markets served; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on a small number of customers; the company’s ability to compete effectively with other companies; the ability to attract and retain key personnel; the complexity of the company’s products; declining average unit sales prices of comparable products; the company’s dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain third-party subcontractors and contract manufacturers; sales fluctuations arising from customer transitions to new products; seasonal fluctuations and uneven sales patterns in orders from customers; a reduction in sales efforts by current distributors; changes in the company’s tax provisions or adverse outcomes resulting from examination of its income tax returns; international economic, currency, regulatory, political and other risks; facilities of the company and its suppliers and customers are located in areas subject to natural disasters; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; changes in and compliance with regulations; difficulties in transitioning to smaller geometry process technologies; the use of “open source” software in the company’s products; and system security risks, data protection breaches and cyber-attacks.

More detailed information on these and additional factors which could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.